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                                                                 EXHIBIT 5.1

                                GREENBERG TRAURIG
                                MetLife Building
                           200 Park Avenue, 15th Floor
                               New York, NY 10166


                                                              April 20, 1999


PolyVision Corporation
48-62 36th Street
Long Island City, New York  11101

Dear Sirs:

         We are acting as counsel to PolyVision Corporation, a New York corporation (the "Company"), in connection with the Registration Statement on Form S-3, filed on April 20, 1999 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering 17,920,306 shares of the Company's common stock, par value $.001 per share (the "Shares"), which are being registered in connection with the proposed sale of the Shares by the entities listed as selling shareholders therein.

         We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

         Based upon the foregoing, we are of the opinion that the Shares have been, or when issued, delivered and paid for will be, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinion" in the Prospectus forming a part of the Registration Statement.

                                       Very truly yours,

                                       /s/ Greenberg Traurig
                                       ---------------------
                                       GREENBERG TRAURIG